EXHIBIT 32.2

                          PFO CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350



In connection with the Quarterly Report of Emclaire Financial Corp. (the Corporation) on Form 10-Q for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date here (the Report), I, Shelly
L. Rhoades, Principal Financial and Accounting Officer of the Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Corporation.



/S/  SHELLY L. RHOADES
----------------------
Shelly L. Rhoades
Treasurer
Principal Financial and Accounting Officer


November 10, 2004


                                       24